UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2005

WATSON WYATT & COMPANY HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	001-16159	52-2211537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 N. Glebe Rd. Arlington, VA		22203
(Address of principal executive offices)		(Zip Code)

(703) 258-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 15, 2005, Watson Wyatt & Company Holdings (“the Company”) borrowed $17 million from its $300 million revolving credit facility.  The terms and conditions of the borrowing and its repayment will be governed by the Amended and Restated Revolving Credit Agreement, dated as of July 11, 2005, among the Company, SunTrust Bank, as Administrative Agent, and the several lenders from time to time party thereto, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on July 14, 2005.  The Credit Agreement is incorporated herein by reference.

As of September 15, the Company had $102 million outstanding and $10.565 million issued in letters of credit under the credit facility.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Watson Wyatt & Company Holdings

(Registrant)

Date: September 16, 2005	BY:	/s/ John J. Haley
John J. Haley
President and Chief Executive Officer

Date: September 16, 2005	BY:	/s/ Carl D. Mautz
Carl D. Mautz
Vice President and Chief Financial Officer